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                                                                    Exhibit 99.1

                                (AFP LETTERHEAD)






                                                                   June 14, 2002

Arthur Andersen LLP
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs/Madams:

         Enclosed is a copy of the Current Report on Form 8-K dated June 14, 2002, of AFP Imaging Corporation, which we intend to file with the Securities and Exchange Commission no later than June 14, 2002. The Form 8-K includes, among other things, disclosure of the fact that we have decided to replace Arthur Andersen LLP as the independent accountants to audit our financial statements. This letter is being furnished to you pursuant to the requirements of Item 304 (a) (3) of Regulation S-K promulgated by the Commission. We request that you furnish to us a letter, addressed to the Commission, stating whether you agree with the statements made by us in the Form 8-K in response to Item 304
(a) of Regulation S-K and, if not, state the respects to which you do not agree.


                                       Very truly yours,

                                       AFP Imaging Corporation


                                       By:           /s/  Elise Nissen
                                           -------------------------------------
                                           Elise Nissen, Chief Financial Officer